RESOLUTIONS

                            OF THE BOARD OF DIRECTORS

                                       OF

                      PEOPLES-SIDNEY FINANCIAL CORPORATION


WHEREAS, the By-laws currently require a director to retire after reaching 75 years of age immediately following the annual meeting of the Corporation;

WHEREAS, the Board believes that it is in the best interest of the Corporation to change the age limitation to 76 years of age;

WHEREAS, the Corporation's By-laws may be amended by a resolution adopted by a majority of the Whole Board (as defined);

NOW, THEREFORE BE IT HEREBY

RESOLVED, that Article II, Section 10 of the By-laws shall be amended as follows:

      No person 76 years of age shall be eligible for election, reelection, appointment, or reappointment to the Board of Directors. No director shall serve as such beyond the annual meeting of the Corporation immediately following the director becoming 76, except that a director serving on August 11, 2005 may complete the term as director;

AND IT IS FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized, directed, and empowered to execute any applications, certificates, agreements or any other instruments or documents or amendments or supplements to such documents, or to do or to cause to be done any and all other acts and things as such officers, in their discretion, may deem necessary or advisable and appropriate to carry out the purposes of the foregoing resolutions.

I have signed my name and affixed the seal of the Corporation this 11th day of August, 2005.


                                               /s/ Gary N. Fullenkamp
                                               -----------------------------
                                               Gary N. Fullenkamp, Secretary